Exhibit 99.1

Century Aluminum Reports Second Quarter 2007 Results

MONTEREY, CA. July 24, 2007 -- Century Aluminum Company (NASDAQ:CENX) reported a net loss of $60.7 million ($1.77 per basic and diluted share) for the second quarter of 2007. Reported second quarter results were negatively impacted by an after-tax charge of $125.1 million ($3.66 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting and by a non-cash after-tax charge of $2.0 million ($0.06 per basic share) for the early extinguishment of debt. Quarterly results were positively impacted by a tax benefit of $4.3 million ($0.13 per basic share) related to the increase in the carrying amount of deferred tax assets as a result of a state tax law change.  The dilutive effect of the convertible notes, options and service-based awards would reduce basic EPS by $0.13.

In the second quarter of 2006, the company reported net income of $45.8 million ($1.41 per basic share and $1.35 per diluted share), which included an after-tax charge of $19.5 million ($0.60 per basic share and $0.57 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

Second quarter 2007 highlights included:
•	Strong operating earnings were generated on revenues of $464.0 million, which increased 3.7 percent from record levels set in the first quarter of 2007.
•	All primary aluminum facilities operated at or above capacity.
•	The first cells of the 40,000 tonne expansion of the Grundartangi, Iceland smelter were energized on July 2. The project remains on schedule and budget for a fourth quarter, 2007 completion.
•
Century signed a definitive agreement with Icelandic electric power suppliers Hitaveita Sudurnesja and Orkuveita Reykjavikur for the supply of electrical power to the new aluminum smelter project to be built near Helguvik, Iceland.  These contracts provide for the supply of power for approximately 250,000 tonnes of aluminum production.

•
A memorandum of understanding was signed with the Guangxi Investment Group Company to explore the feasibility of developing a project including a high purity aluminum reduction plant and related bauxite and alumina facilities in the Guangxi Zhuang Autonomous Region in China.

Sales in the second quarter of 2007 were $464.0 million, compared with $406.0 million in the second quarter of 2006.  Shipments of primary aluminum for the quarter totaled 188,650 tonnes compared with 171,715 tonnes in the year-ago quarter, reflecting the impact of the Grundartangi expansion to 220,000 tonnes, which was completed in the fourth quarter of 2006.

For the first half of 2007 the company reported net income of $3.6 million ($0.11 per basic and $0.10 per diluted share), which includes an after-tax charge of $125.1 million ($3.75 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.  The dilutive effect of the convertible notes, options and performance shares would reduce basic EPS for the first half of 2007 by $0.24 per share. This result compares with a net loss of $95.8 million ($2.96 per basic and diluted share) in the year-ago period, which included an after-tax charge of $203.0 million ($6.28 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting. The dilutive effect of the convertible notes, options and service-based awards would reduce basic EPS for the first half of 2006 by $0.14 per share.

Sales in the first six months of 2007 were $911.7 million compared with $752.9 million in the same period of 2006. Shipments of primary aluminum for the first six months of 2007 were 373,272 tonnes compared with 328,666 tonnes for the comparable 2006 period.

“We made important progress on our long-term initiatives during the quarter,” said president and chief executive officer Logan W. Kruger.  “The continuing expansion of Grundartangi remains on schedule and budget.  At our Helguvik greenfield project, we signed contracts with each of our two power supply partners and advanced the various permitting processes.  In addition, we raised equity capital for the plant’s construction and became the first U.S. company to list its shares on the stock exchange in Iceland.”

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Century Aluminum’s quarterly conference call is scheduled for 5:30 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
NET SALES:
Third-party customers	$370,883	$356,242	$751,736	$654,715
Related parties	93,122	49,734	159,926	98,207
	464,005	405,976	911,662	752,922

COST OF GOODS SOLD	355,613	297,972	692,618	568,450

GROSS PROFIT	108,392	108,004	219,044	184,472

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,445	8,376	27,412	20,495

OPERATING INCOME	93,947	99,628	191,632	163,977

INTEREST EXPENSE – Net	(7,439)	(8,647)	(16,469)	(15,202)
NET LOSS ON FORWARD CONTRACTS	(205,246)	(30,456)	(204,856)	(317,216)
OTHER INCOME (EXPENSE) - Net	(3,139)	37	(3,295)	(124)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(121,877)	60,562	(32,988)	(168,565)

INCOME TAX (EXPENSE) BENEFIT	57,045	(19,109)	28,958	65,247

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(64,832)	41,453	(4,030)	(103,318)

EQUITY IN EARNINGS OF JOINT VENTURES	4,167	4,347	7,614	7,547

NET INCOME (LOSS)	$(60,665)	$45,800	$3,584	$(95,771)

EARNINGS (LOSS) PER COMMON SHARE
Basic – Net Income (loss)	$(1.77)	$1.41	$0.11	$(2.96)
Diluted – Net Income (loss)	$(1.77)	$1.35	$0.10	$(2.96)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	34,224	32,419	33,371	32,341
Diluted	34,224	34,297	35,597	32,341

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash	$187,727	$96,365
Restricted cash	2,012	2,011
Short term investments	121,681	-
Accounts receivable – net	111,153	113,371
Due from affiliates	37,999	37,542
Inventories	167,344	145,410
Prepaid and other current assets	20,355	19,830
Deferred taxes – current portion	120,196	103,110
Total current assets	768,467	517,639
Property, plant and equipment – net	1,251,952	1,218,777
Intangible asset – net	54,599	61,594
Goodwill	94,844	94,844
Other assets	335,814	292,380
Total	$2,505,676	$2,185,234

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$70,070	$64,849
Due to affiliates	279,820	282,282
Accrued and other current liabilities	68,473	75,143
Long term debt – current portion	618	30,105
Accrued employee benefits costs – current portion	11,083	11,083
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	612,879	646,277

Senior unsecured notes payable	250,000	250,000
Nordural debt	54,018	309,331
Accrued pension benefit costs – less current portion	20,789	19,239
Accrued postretirement benefits costs – less current portion	214,772	206,415
Due to affiliates – less current portion	655,782	554,864
Other liabilities	42,067	27,811
Deferred taxes	54,205	41,587
Total noncurrent liabilities	1,291,633	1,409,247

Shareholders’ Equity:
Common stock (one cent par value, 100,000,000 sharesauthorized; 40,952,070 shares outstanding at June 30, 2007 and 32,457,670 at December 31, 2006)	410	325
Additional paid-in capital	853,273	432,270
Accumulated other comprehensive loss	(111,890)	(166,572)
Accumulated deficit	(140,629)	(136,313)
Total shareholders’ equity	601,164	129,710
Total	$2,505,676	$2,185,234

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six Months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,584	$(95,771)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net loss on forward contracts	150,160	283,573
Depreciation and amortization	38,012	32,224
Deferred income taxes	(48,949)	(29,806)
Pension and other post retirement benefits	9,907	7,139
Stock-based compensation	2,598	3,872
Excess tax benefits from share based compensation	(487)	(1,090)
(Gain) loss on disposal of assets	(95)	45
Non-cash loss on early extinguishment of debt	2,461	-
Increase in short-term investments – net	(121,681)	-
Undistributed earnings of joint ventures	(7,614)	(7,547)
Change in operating assets and liabilities:
Accounts receivable - net	2,218	(35,175)
Due from affiliates	(456)	3,003
Inventories	(21,934)	(17,880)
Prepaid and other current assets	(2,650)	(3,459)
Accounts payable, trade	7,341	(710)
Due to affiliates	15,474	2,173
Accrued and other current liabilities	(16,855)	(69,243)
Other - net	10,053	(4,058)
Net cash provided by operating activities	21,087	67,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(7,678)	(7,568)
Nordural expansion	(58,981)	(109,002)
Proceeds from sale of property, plant and equipment	543	10
Restricted cash deposits	2,599	(4,001)
Net cash used in investing activities	(63,517)	(120,561)

CASH FLOWS FROM FINANCIING ACTIVITIES:
Borrowings of long-term debt	30,000	69,000
Repayment of long-term debt	(314,800)	(288)
Net repayments under revolving credit facility	-	(8,069)
Excess tax benefits from share based compensation	487	1,090
Issuance of common stock	418,105	2,961
Net cash provided by financing activities	133,792	64,694

NET INCREASE IN CASH	91,362	11,423

CASH, BEGINNING OF PERIOD	96,365	17,752

CASH, END OF PERIOD	$187,727	$29,175

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	Pounds (000)	$/Pound	Metric Tons	Pounds (000)	Revenue (000)
2007
2ndQuarter	132,496	292,104	$1.19	56,154	123,798	$117,667
1st Quarter	131,568	290,057	$1.15	53,054	116,964	$114,383

2006
2nd Quarter	132,590	292,311	$1.12	39,125	86,255	$77,702
1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166

(1)	Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of June 30, 2007
	2007(1)(2)	2008 (2)	2009 (2)	2010 (2)	2011-2015(2)
Base Volume:
Pounds (000)	183,777	240,745	231,485	231,485	826,733
Metric tons	83,360	109,200	105,000	105,000	375,000
Percent of capacity	21%	14%	13%	13%	9%
Potential additional volume (2):
Pounds (000)	55,556	220,903	231,485	231,485	826,733
Metric tons	25,200	100,200	105,000	105,000	375,000
Percent of capacity	7%	12%	13%	13%	9%

(1)	The forward priced sales in 2007 exclude July 2007 shipments to customers that are priced based upon the prior month’s market price.
(2)
Certain financial contracts included in the forward priced sales base volume for the period 2007 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price.  These contacts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential sales volume would be equivalent to the amounts shown above.